ACKNOWLEDGMENT

SBG Revo Holdings, LLC, a Delaware limited liability company (the “New Guarantor”), hereby acknowledges that it has received a copy of the Intercreditor Agreement, dated as of March 28, 2013, by and between Bank of America, N.A., as First Lien Agent, and Pathlight Capital, LLC, as Second Lien Agent (as amended, modified, supplemented or restated and in effect from time to time, the “Intercreditor Agreement”; capitalized terms used in this Acknowledgement and not otherwise defined herein have the meanings specified in the Intercreditor Agreement), and consents thereto, agrees to recognize all rights granted thereby to the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent, and the Second Lien Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement. The New Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement and (i) as between the First Lien Secured Parties, the Borrower and the Guarantors, the First Lien Loan Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Second Lien Secured Parties, the Borrower and the Guarantors, the Second Lien Secured Documents remain in full force and effect as written and are in no way modified hereby.

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IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

New Guarantor:

SBG REVO HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

Signature Page to Acknowledgement